                                                                 Exhibit (o)(ii)

                                     AMENDED
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS

Name of Fund and Class               Shareholder Service Fee   Transfer Agent Fee
                                       (as a percentage of     (as a percentage of
                                        average daily net       average daily net
                                          assets of the           assets of the
                                           Fund Class)             Fund Class)

Schwab 1000 Fund Investor Shares              0.20%                   0.05%

Schwab 1000 Fund Select Shares                0.05%                   0.05%

Schwab Yield Plus Fund - Investor
Shares                                        0.20%                   0.05%

Schwab Yield Plus Fund - Select
Shares                                        0.05%                   0.05%

Schwab GNMA Fund - Investor Shares            0.20%                   0.05%

Schwab GNMA Fund  - Select Shares             0.05%                   0.05%

Schwab California Tax-Free
YieldPlus Fund - Investor Shares              0.20%                   0.05%

Schwab California Tax-Free
YieldPlus Fund - Select Shares                0.05%                   0.05%

Schwab Tax-Free YieldPlus Fund -
Investor Shares                               0.20%                   0.05%

Schwab Tax-Free YieldPlus Fund -              0.05%                   0.05%
Select Shares

                              SCHWAB INVESTMENTS

                              Signature:   /s/ Evelyn Dilsaver
                                           --------------------------
                              Name:        Evelyn Dilsaver
                              Title:       President and Chief

                                           Executive Officer

                              Date:        November 14, 2004